                                                                EXHIBIT 2




                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            TEMPLATE SOFTWARE, INC.

                                      AND

                                  ALAIN KUHNER

                      -----------------------------------

                         Dated as of February 19, 1997

                      -----------------------------------

                               TABLE OF CONTENTS


                                                          ARTICLE I

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         Section 1.1      Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2      Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.3      Assigned Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.4      Assignment of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.5      Certificate of Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.6      Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.7      Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.8      Distributorship Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.9      Final Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.10     GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.11     Indemnification and Escrow Agreement  . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.12     Intangible Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.13     Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.14     Krystal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.15     Krystal Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.16     Krystal Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.17     Lease Extension . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.18     Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.19     Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.20     Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.21     Principal Shareholder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.22     Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.23     Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.24     Software  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.25     Template  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.26     Template Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                                              ARTICLE II

AGREEMENT FOR PURCHASE AND SALE OF STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

         Section 2.1      Purchase and Sale of Capital Stock  . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 2.2      Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 2.3      Additional Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                                             ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

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
         Section 3.1      Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 3.2      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 3.3      Subsidiaries and Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 3.4      Authority Relative to this Agreement  . . . . . . . . . . . . . . . . . . . . . .   6
         Section 3.5      Consents and Approvals; No Violations . . . . . . . . . . . . . . . . . . . . . .   6
         Section 3.6      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 3.7      Absence of Certain Events . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 3.8      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 3.9      Employee Matters and Employee Benefit Plans . . . . . . . . . . . . . . . . . . .   7
         Section 3.10     Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.11     Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.12     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.13     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.14     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.15     Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.16     Intangible Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.17     Software  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.18     Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.19     Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.20     Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.21     Brokerage Fees and Commissions  . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.22     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.23     Purchase for Own Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.24     Disclosure of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.25     Investment Experience.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.26     Accredited Investor Status  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.27     Restricted Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.28     Further Limitations on Disposition  . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.29     Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                              ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TEMPLATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         Section 4.1      Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.2      Authority Relative to this Agreement  . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.3      Consents and Approvals; No Violations . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.4      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.5      Subsidiaries and Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 4.6      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 4.7      Brokerage Fees and Commissions  . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 4.8      Final Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                              ARTICLE V

COVENANTS; CONCURRENT DELIVERABLES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         Section 5.1      Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 5.2      No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.3      Lease Extension . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.4      Indemnification and Escrow Agreement  . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.5      Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.6      Assignment of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.7      Certificate of Transfer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.8      Conduct of Business of Krystal  . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.9      No Solicitation, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.10     Best Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.11     Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.12     Delivery of Updated Schedules . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                              ARTICLE VI

CONDITIONS PRECEDENT TO CONSUMMATION OF THE ACQUISITION . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         Section 6.1      Conditions Precedent to Each Party's Obligation to Effect the Acquisition . . . .  19
         Section 6.2      Conditions Precedent to Obligations of Template . . . . . . . . . . . . . . . . .  20
         Section 6.3      Conditions Precedent to Obligations of Seller . . . . . . . . . . . . . . . . . .  21

                                                             ARTICLE VII

TERMINATION; AMENDMENT; WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         Section 7.1      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 7.2      Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 7.3      Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 7.4      Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                             ARTICLE VIII

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         Section 8.1      Survival of Representations, Warranties and Covenants . . . . . . . . . . . . . .  22
         Section 8.2      Entire Agreement; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 8.3      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 8.4      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 8.5      Descriptive Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 8.6      Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 8.7      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 8.8      Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 8.9      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 8.10     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT, dated as of the 19th day of February, 1997, is entered into by and between TEMPLATE SOFTWARE, INC., a Virginia corporation ("Template") and Alain Kuhner (the "Seller"), the sole shareholder of KRYSTAL INGENIERIE, S.A., a corporation organized under the laws of the Republic of France ("Krystal").

                                    RECITALS

         A. Seller owns 2,500 shares of common stock of Krystal, representing all of the issued and outstanding capital stock of Krystal (the "Krystal Shares").

         B. In exchange for an aggregate of up to 48,064 shares of Template Common Stock (as defined below), Template wishes to acquire all of the Krystal Shares and the Seller desires to sell such shares to Template.

         C. In exchange for an aggregate of up to 45,686 additional shares of Template Common Stock, the Seller also wishes to assign to Template certain indebtedness of Krystal owed to such shareholder in the aggregate amount of FF 3,914,331.36 (the "Assigned Indebtedness").

         D. The parties intend for the acquisition of the Krystal Shares and the Assigned Indebtedness (collectively, the "Acquisition") to be effected upon the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the promises and of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.1 ACQUISITION. "Acquisition" shall have the meaning given such term in the Recitals above.

         Section 1.2 AGREEMENT. "Agreement" shall mean this Stock Purchase Agreement together with the Exhibits and Schedules attached hereto, as amended from time to time in accordance with the terms hereof.





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
         Section 1.3 ASSIGNED INDEBTEDNESS. "Assigned Indebtedness" shall have the meaning given such term in the Recitals above.

         Section 1.4 ASSIGNMENT OF INDEBTEDNESS. "Assignment of Indebtedness" shall mean the Assignment of Indebtedness and Release of even date herewith in the form attached as Exhibit A, pursuant to which the Seller has assigned the Assigned Indebtedness to Template.

         Section 1.5 CERTIFICATE OF TRANSFER. "Certificate of Transfer" shall mean the Ordre De Mouvement in the form attached as Exhibit B, pursuant to which the Seller has transferred the Krystal Shares to Template.

         Section 1.6 CLOSING. "Closing" shall mean the conference held at 10:00 a.m., Eastern Time, on the Closing Date, at the offices of Hunton & Williams, McLean, Virginia or, by mutual agreement, by teleconference and by facsimile signature (with originals to follow by overnight mail), or at such other time and place as the parties may mutually agree in writing.

         Section 1.7 CLOSING DATE. "Closing Date" shall mean March 3, 1997 or the date that is ten (10) days following the date that all of the conditions precedent to Closing set forth in Article VI below have been satisfied or such other date as shall be established by mutual agreement of the parties hereto.

         Section 1.8 DISTRIBUTORSHIP AGREEMENT. "Distributorship Agreement" shall mean that certain Distributorship Agreement between Template and Krystal dated as of January 20, 1993.

         Section 1.9 FINAL PROSPECTUS. "Final Prospectus" shall mean Template's final prospectus, attached hereto as Exhibit C, which, as part of Template's Registration Statement on Form S-1, was declared effective by the United States Securities and Exchange Commission on January 28, 1997.

         Section 1.10 GAAP. "GAAP" shall mean the Principles Comptables Generalement Admis, as in effect in the Republic of France at the time of the preparation of the subject financial statement.

         Section 1.11 INDEMNIFICATION AND ESCROW AGREEMENT. "Indemnification and Escrow Agreement" shall mean the indemnification and escrow agreement of even date herewith in the form attached hereto as Exhibit D, pursuant to which 18,750 shares of Template Common Stock (the "Escrow Shares") issued to the Seller pursuant hereto have been escrowed to cover the indemnification obligations of the Seller hereunder.

         Section 1.12 INTANGIBLE ASSETS. "Intangible Assets" shall mean the patents, copyrights, trade names, service marks, logos, slogans and promotional materials listed on

Schedule 3.16, and any registrations or applications for registration of any of the same, together with associated good will.

         Section 1.13 KNOWLEDGE. "Knowledge" as to any party hereto shall mean the knowledge of any officer or director of such party after due investigation.

         Section 1.14 KRYSTAL. "Krystal" shall have the meaning given such term in the Preamble above.

         Section 1.15 KRYSTAL COMMON STOCK. "Krystal Common Stock" shall mean the common stock, par value 100FF per share, of Krystal.

         Section 1.16 KRYSTAL SHARES. "Krystal Shares" shall have the meaning given such term in the Recitals above.

         Section 1.17 LEASE EXTENSION. "Lease Extension" shall mean the Lease Extension between Brial and Krystal in the form attached as Exhibit F.

         Section 1.18 LICENSES. "Licenses" shall mean the licenses, permits, authorizations, qualifications, orders, franchises, certificates, consents and approvals issued to Krystal by any governmental or regulatory agency or authority, including, without limitation, any of the foregoing issued or used in connection with the development, marketing and distribution of the products identified on Schedule 3.19 hereto.

         Section 1.19 MATERIAL ADVERSE EFFECT "Material Adverse Effect" shall mean, with respect to any Person, any event, fact, condition, occurrence or effect, which is materially and substantially adverse to the business, properties, assets, liabilities, capitalization, stockholders' equity, financial condition, operations, licenses or other franchises or results of operations of such Person, considered as a whole.

         Section 1.20 PERSON. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation or trust, an unincorporated organization or other entity, a group or a government or other department or agency thereof.

         Section 1.21 PRINCIPAL SHAREHOLDER. "Principal Shareholder" shall mean Alain Kuhner.

         Section 1.22 REGISTRATION RIGHTS AGREEMENT. "Registration Rights Agreement" shall mean the Registration Rights Agreement of even date herewith by and between Template and the Seller in the form attached as Exhibit E.

         Section 1.23 SELLER. "Seller" shall have the meaning given such term in the Preamble above.

         Section 1.24 SOFTWARE. "Software" shall mean (i) the proprietary computer software programs identified on Schedule 3.17 hereto as being owned by Krystal, in source and object code form, and (ii) the associated technical and user documentation identified on Schedule 3.17 (collectively, the "Software"), owned by Krystal.

         Section 1.25 TEMPLATE. "Template" shall have the meaning given such term in the Preamble above.

         Section 1.26 TEMPLATE COMMON STOCK. "Template Common Stock" shall mean the common stock, par value $.01 per share, of Template.


                                   ARTICLE II
                    AGREEMENT FOR PURCHASE AND SALE OF STOCK

         Section 2.1 PURCHASE AND SALE OF CAPITAL STOCK. The Seller agrees to sell, deliver, or cause to be delivered on the Closing Date to Template, the Krystal Shares, by execution and delivery to Template of the Certificate of Transfer.

         Section 2.2      CONSIDERATION.

         (a) At Closing, in exchange for all of the Krystal Shares, contemporaneously with the execution and delivery hereof, Template has delivered to the Seller a stock certificate evidencing 38,452 shares of Template Common Stock as set forth on Appendix I, representing 48,064 shares of Template Common Stock less approximately twenty percent (20%) of such shares to be held in escrow pursuant to the Indemnification and Escrow Agreement.

         (b) At Closing, in exchange for the conveyance of the Assigned Indebtedness, contemporaneously with the execution and delivery hereof, Template has delivered to the Seller a stock certificate number evidencing 36,548 shares of Template Common Stock, representing 45,686 shares of Template Common Stock less approximately twenty percent (20%) of such shares to be held in escrow pursuant to the Indemnification and Escrow Agreement.

         Section 2.3 ADDITIONAL ACTIONS. If, at any time after the Closing, Template shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Template its right, title or interest in, to or under any of the rights, properties or assets of Krystal or otherwise carry out this Agreement, the Seller hereby agrees to execute and deliver, in the name and on behalf of Krystal, the Seller or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Krystal, the Seller or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Template or otherwise to carry out this Agreement.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to Template as set forth in this Article III. Nothing in this Article III shall be deemed to impose any liability on the Seller (i) for any liability or obligation under the Distributorship Agreement for which liability Template is ultimately responsible pursuant to the terms and conditions of the Distributorship Agreement, or (ii) for any Template product the Seller distributes for Template.

         Section 3.1 ORGANIZATION. Krystal is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of France and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Krystal is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

         Section 3.2      CAPITALIZATION.

                 (a) Krystal's entire equity capitalization consists of 2,500 shares of Krystal Common Stock, all of which 2,500 shares are issued and outstanding and are owned by the Seller.

                 (b) All issued and outstanding shares of Krystal Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and are free of preemptive rights. Except as set forth on
Schedule 3.2(b), Krystal has never declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of its common stock, issued any of its common stock or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding common stock or agreed to take any such action.

                 (c) There are no outstanding options, warrants, subscriptions or other rights to purchase or acquire any shares of capital stock of Krystal other than as set forth on Schedule 3.2(c), and there are no contracts, commitments, understandings, arrangements or restrictions by which Krystal is bound to sell or issue any shares of its capital stock or any such options, warrants or rights. Krystal has delivered to Template complete and correct copies of its Statuts, in each case as currently in effect and amended to the date of this Agreement.

                 (d) Except as set forth on Schedule 3.2(d), all shares of Krystal Common Stock have been issued in full compliance with the registration and qualification requirements of all applicable securities laws of the Republic of France, including, without limitation, anti-fraud provisions.

         Section 3.3      SUBSIDIARIES AND AFFILIATES.   Krystal does not own
any capital stock or other equity securities of any other corporation and does not have any other type of ownership interest in any other corporation, partnership, joint venture or other business organization or entity.

         Section 3.4      AUTHORITY RELATIVE TO THIS AGREEMENT.

                 (a) The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by the Seller are within his power. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Krystal.

                 (b) This Agreement and all of the other documents and instruments required hereby have been duly and validly executed and delivered by the Seller and constitute valid and binding agreements of the Seller, enforceable against the Seller in accordance with their terms, except to the extent that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law (the "Enforceability Exception").

         Section 3.5      CONSENTS AND APPROVALS; NO VIOLATIONS.

                 (a) Except as set forth on Schedule 3.5, no filing or registration with, and no permit, authorization, consent or approval of, and no notice to any public body or authority is necessary or required in connection with the execution and delivery of this Agreement by the Seller or for the consummation by the Seller of the transactions contemplated by this Agreement.

                 (b) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by the Seller will (a) conflict with or result in any breach of any provision of the Statuts of Krystal; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Krystal is a party or by which it or any of its properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Krystal or the Seller or any of their respective properties or assets.

         Section 3.6 FINANCIAL STATEMENTS. The financial statements of Krystal for the fiscal year ended June 30, 1996 (the "Balance Sheet Date"), including all notes thereto, and the interim financial statements for the period ended November 30, 1996, each of which is attached as Schedule 3.6 (collectively, the "Krystal Financial Statements"), taken as a whole, fairly present the financial position and results of operations of Krystal as of the dates thereof and for the periods then ended, except in the case of interim statements which are subject to year end adjustments. The Krystal Financial Statements have been prepared in accordance with GAAP, consistently applied throughout and among the periods indicated.

         Section 3.7      ABSENCE OF CERTAIN EVENTS.

                 (a) Except as set forth on Schedule 3.7, since the Balance Sheet Date, Krystal has not suffered any adverse change in its business, operations or financial condition which would have a Material Adverse Effect on Krystal.

                 (b) Except as set forth on Schedule 3.7, there has not been since the Balance Sheet Date: (a) any entry into any agreement or understanding between Krystal on the one hand, and any of their respective executive officers or key employees on the other hand, providing for employment of any such officer or key employee or any general or material increase in the compensation, severance or termination benefits payable or to become payable by Krystal to any of their respective officers or key employees, or any increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the award of restricted stock) made to, for or with any such officer or key employee; (b) any employment or labor dispute which is or is expected to be material to Krystal; (c) any entry by Krystal into any material commitment, agreement, license or transaction (including, without limitation, any borrowing or capital expenditure or sale of assets) other than in the ordinary and usual course of business; (d) any change in the accounting methods of Krystal; (e) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the properties or businesses of Krystal; (f) any agreement to do any of the foregoing; or (g) any change in the financial position or operations of Krystal that would have a Material Adverse Effect.

         Section 3.8 LITIGATION. Except as set forth on Schedule 3.8, there is no action, suit, proceeding or, investigation pending or, to the Knowledge of the Seller, threatened against or relating to Krystal, at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that is expected, in the reasonable judgment of the Seller, to have a Material Adverse Effect on Krystal. Krystal is not subject to any order, judgment or decree that would materially limit the ability of Krystal to operate its business in the ordinary course.

         Section 3.9      EMPLOYEE MATTERS AND EMPLOYEE BENEFIT PLANS.

                 (a) Schedule 3.9 contains a true and complete list of all of the employees of Krystal, each such employee's title or capacity in which employed, and such employee's annual salary or wages, and a complete list and summary of Krystal's employee benefit plans and any bonus compensation plans or policies. Except as set forth on Schedule 3.9, Krystal is not a party to any collective bargaining agreement covering any of its employees.

                 (b) Krystal has complied in all respects with all applicable statutes, regulations and orders relating to employment, wages, hours, equal employment opportunity, collective bargaining, pension, welfare and benefit plans, safety, health and the payment of social security, unemployment, workers' compensation, disability and payment and withholding of taxes, and Krystal is not in arrears with respect to any of such taxes.


         Section 3.10     TAX MATTERS.

                 (a) Neither Krystal, nor any entity to whose liabilities Krystal has succeeded, has filed or been included in a consolidated, unitary, or combined tax return with another person.

                 (b) Except as disclosed on Schedule 3.10 hereto: (a) Krystal has filed all tax returns and reports required to have been filed by or for it;
(b) all material information set forth in such returns or reports is accurate and complete; (c) Krystal has paid or made adequate provision for all taxes, additions to tax, penalties, and interest payable by the Krystal; (d) no unpaid tax deficiency has been asserted against or with respect to Krystal by any taxing authority; (e) Krystal has collected or withheld all amounts required to be collected or withheld by it for any taxes, and all such amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due; (f) Krystal is in compliance with, and its records contain all information and documents necessary to comply with, all applicable information reporting and tax withholding requirements; (g) the balance sheets contained in the Krystal Financial Statements fully and properly reflect, as of the dates thereof, the liabilities of Krystal for all accrued taxes, additions to tax, penalties, and interest; (h) for periods ending after the date of the most recent Krystal Financial Statements, the books and records of Krystal fully and properly reflect its liability for all accrued taxes, additions to tax, penalties, and interest; and (i) Krystal has not granted, nor is it subject to, any waiver of the period of limitations for the assessment of tax for any currently open taxable period.

                 (c) Schedule 3.10 describes all material tax elections, consents, and agreements affecting Krystal, and lists all types of taxes paid and tax returns filed by Krystal.

         Section 3.11     REAL PROPERTY.

                 (a) Krystal owns no real property, nor any interest therein. Schedule 3.11 contains a true and complete list of all real property leased by Krystal (the "Real Property"). With respect to each such parcel of Real Property, except as set forth on Schedule 3.11, there are no pending or, to the Knowledge of the Seller, threatened condemnation proceedings, lawsuits or administrative actions relating to the parcel or other matters affecting adversely the current use, occupancy or value thereof; there are no contracts for sale or leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel; and there are no parties (other than Krystal) in possession of the parcel, other than tenants under any leases or subleases listed in Schedule 3.11, who are in possession of space to which they are entitled.

                 (b) Schedule 3.11 contains a true and complete list of all leases, subleases, assignments, consents and other arrangements (true, correct and complete copies of which have been provided to Template) pursuant to which Krystal occupies or uses any Real Property or any buildings or other structures, and sets forth in the case of each listed instrument a brief description of the use to which such property is being put or the use to which it is intended to be put if not currently used in the operations of Krystal, as the case may be, has a valid leasehold interest under each lease or sublease listed on Schedule 3.11. All such leases, subleases, assignments, consents and other arrangements are in full force and effect and constitute legal, valid and binding obligations of Krystal, as the case may be, and, to the Knowledge of the Seller, of any other parties thereto, enforceable in accordance with their respective terms. Except as set forth in Schedule 3.11, there is not on the part of Krystal or, to the Knowledge of the Seller, on the part of any other party thereto, under any of such instruments or arrangements, any existing default or event which, with notice or lapse of time or both, would constitute a default.

         Section 3.12 ENVIRONMENTAL MATTERS. To the Knowledge of the Seller, except as set forth on Schedule 3.12, Krystal has no material liability (actual, contingent or otherwise) under applicable environmental laws.

         Section 3.13 INSURANCE. Schedule 3.13 contains a true and complete list of all insurance policies (by policy number, insurer, expiration date and coverage) held by Krystal relating to its business, properties and employees, including, without limitation, any (i) product liability insurance covering any Krystal Products; (ii) directors' and officers' liability insurance; (iii) errors and omissions insurance; and (iv) health, life or disability insurance covering its employees. All such insurance policies are in full force and effect and, to the Seller's Knowledge, in such amounts and provide coverage that is reasonable and customary in light of the business, operations and properties of Krystal.

         Section 3.14     COMPLIANCE WITH LAWS.  Except as set forth on
Schedule 3.14, Krystal is not in conflict with, or in default or violation of any law, regulation, order, judgment or decree applicable to Krystal or by which any of its properties are bound or affected, or any note, bond, mortgage, indenture, contract, lease, license, permit, franchise or any other instrument or obligation to which Krystal is a party or by which Krystal, or any of its properties, is bound or affected, except for any such conflicts, defaults or violations that either (a) as set forth on Schedule 3.14, have been waived or (b) would not, individually or in the aggregate, have a Material Adverse Effect on Krystal.

         Section 3.15     ABSENCE OF UNDISCLOSED LIABILITIES.

                 (a) Except as set forth on Schedule 3.15, Krystal does not have any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, except liabilities, obligations or contingencies that are accrued or reserved against in the balance sheet of Krystal included in the Krystal Financial Statements or reflected in the notes thereto, or that were incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices, and except for any such liabilities or obligations that, individually or in the aggregate, would not have a Material Adverse Effect on Krystal.

                 (b) Except as set forth on Schedule 3.15, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with any transactions or securities offering by Krystal, or investment advice received by Krystal and all such amounts are properly reflected on the Krystal Financial Statements.

         Section 3.16 INTANGIBLE ASSETS. Schedule 3.16 contains a true and complete list of all Intangible Assets and all agreements pursuant to which Krystal licensed or authorized others to use such Intangible Assets. Except as set forth on Schedule 3.16, there are no claims, demands or proceedings instituted, pending or, to the Knowledge of the Seller, threatened by any third party pertaining to or challenging the rights of Krystal to use any of the Intangible Assets owned, licensed or under development by Krystal, there is no Intangible Asset owned by a third party that Krystal is using without a license to do so, and Krystal has not agreed to indemnify any Person for or against the infringement of any Intangible Asset. None of the Intangible Assets infringes any proprietary right of any Person.

         Section 3.17     SOFTWARE.

                 (a) Schedule 3.17 contains a true and complete list of all computer software owned or licensed by Krystal and used in the operation of its business.

                 (b) All of the Software and every severable component thereof performs in accordance with its applicable documentation and is free of material defects in programming and operation. Krystal has delivered (or made available) to Template complete and accurate copies of all user and technical documentation related to the Software.

                 (c) No employee of Krystal is, or is now expected to be, in default under any employment contract, agreement or arrangement relating to the Software or any noncompetition arrangement or restrictive covenant relating to the Software or its development or exploitation. The Software was developed exclusively by the employees of Krystal during such time as they were employed by Krystal. The Software does not include any inventions or developments of such employees made prior to the time that they became employees of Krystal and the Software does not include any proprietary intellectual property of any previous employer of any such employees.

                 (d) All right, title and interest in and to the Software is owned by Krystal and the Software is free and clear of all liens, claims, charges, encumbrances and rights of others and is fully transferable to Template, and, except as set forth on Schedule 3.17, no Person other than Krystal has any right, title or interest in or to the Software, including, without limitation, any security interest, license, contingent interest or otherwise. The development, use, sale and exploitation of the Software by Krystal does not violate any material rights of any other person, and Krystal has not received any written communication alleging such a violation. Except as set forth on Schedule 3.17, Krystal has no obligation to compensate any person for the development, use, sale or exploitation of the Software and Krystal has not granted to any other person or entity any license, option or other right to develop, use, sell or exploit in any manner the Software, whether requiring the payment of royalties or not.

                 (e) Krystal has kept secret the source code for, and other trade secret materials relating to, the Software and has not disclosed any of such source code or materials to any person or entity other than certain employees of Krystal. Krystal has taken all appropriate measures to protect the confidential and proprietary nature of the Software, including, without limitation, the use of confidentiality and intellectual property rights agreements with all of its employees having access to the Software source and object code. Except as set forth on Schedule 3.17, there have been no patents applied for and no copyrights registered for any part of the Software. Except as set forth in Schedule 3.17, there are no trademark rights of any person relating to the Software.

                 (f) To the Knowledge of the Seller, (i) there are no uncorrected defects in the Software; and (ii) no person is using the Software in violation of any of the rights thereto of Krystal.

         Section 3.18 TITLE TO ASSETS. Schedule 3.18 contains a true and complete list of all machinery, computers, equipment, furniture and other tangible assets of Krystal (the "Tangible Assets"). Except as set forth on
Schedule 3.18, Krystal has good and marketable title to the Tangible Assets, the Intangible Assets and the Software, free of any lien, security interest or encumbrance whatsoever. The Tangible Assets are in good operating condition, subject to ordinary wear and tear, and are suitable for their intended uses.

         Section 3.19 LICENSES. Schedule 3.19 contains a true and complete list of all of the Licenses. All of the Licenses are validly issued and in full force and effect and are unimpaired by any act or omission of Krystal, or any of its officers, directors or employees. Krystal has fulfilled and performed all of its obligations with respect to the Licenses and has full power and authority to operate thereunder. The Licenses constitute all of the authorizations, licenses, permits and franchises of governmental, regulatory or administrative agencies required for Krystal to conduct its business.

         Section 3.20 CONTRACTS. Schedule 3.20 contains a true and complete list of all written contracts, agreements, licenses and leases to which Krystal is a party or by which it is bound (the "Contracts"). Except as set forth on Schedule 3.20, neither Krystal, nor to the Knowledge of the Seller, any other party thereto, is in default under the terms of any Contracts. Each of the Contracts is in full force and effect and is enforceable in accordance with its terms, subject to the Enforceability Exception.

         Section 3.21 BROKERAGE FEES AND COMMISSIONS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Krystal.

         Section 3.22 DISCLOSURE. All documents, schedules and exhibits delivered or to be delivered by or on behalf of he Seller pursuant to this Agreement, are true, complete and accurate in all material respects and all such documents are authentic, valid, subsisting and binding on the parties subscribing thereto in accordance with their terms, except as otherwise specifically set forth herein or in any exhibit hereto. No representation or warranty by the Seller to Template contained in this Agreement, and no statement contained in the Schedules referred to in Article III hereto or any certificate furnished to Template pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

         Section 3.23 PURCHASE FOR OWN ACCOUNT. The shares of Template Common Stock to be purchased by the Seller hereunder will be acquired for investment for the Seller's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same.

         Section 3.24 DISCLOSURE OF INFORMATION. The Seller has received or has had full access to all the information he considers necessary or appropriate to make an informed investment decision with respect to the shares of Template Common Stock. The Seller further has had an opportunity to ask questions and receive answers from Template regarding the terms and conditions of the offering of the shares of Template Common Stock and to obtain additional information (to the extent Template possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Seller or to which the Seller had access.

         Section 3.25 INVESTMENT EXPERIENCE. The Seller understands that the purchase of the shares of Template Common Stock involves substantial risk. The Seller has experience as an investor in securities of privately-held companies and acknowledges that he is able to fend for himself, can bear the economic risk of his investment in the shares of Template Common Stock and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of this investment in the shares of Template Common Stock and protecting his own interests in connection with this investment.

         Section 3.26 ACCREDITED INVESTOR STATUS. The Seller is an "accredited investor" within the meaning of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "1933 Act") and within the meaning of the definition of such term set forth in any applicable state securities laws.

         Section 3.27 RESTRICTED SECURITIES. The Seller understands that the shares of Template Common Stock are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from Template in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, the Seller represents that he is familiar with Rule 144 of the rules and regulations promulgated under the 1933 Act ("Rule 144"), as presently in effect, and understands such resale limitations imposed thereby and by the 1933 Act. The Seller understands that Template is under no obligation to register any of the securities sold hereunder, except as expressly set forth in the Registration Rights Agreement of even date herewith by and between Template and the Seller. The Seller understands that no public market now exists for Template Common Stock (collectively, the "Restricted Securities") and that it is uncertain whether a public market will ever exist for any Restricted Securities.

         Section 3.28 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Seller further agrees not to make any disposition of all or any portion of the Restricted Securities unless and until:

                          (a)     there is then in effect a registration
statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                          (b)     (i) the Seller shall have notified Template
of the proposed disposition and shall have furnished Template with a statement of the circumstances surrounding the proposed disposition, and (ii) the Seller shall have furnished Template, at the expense of the Seller or his transferee, with an opinion of counsel, reasonably satisfactory to Template, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required by Template:
(i) for any transfer of any Restricted Securities in compliance with Rule 144 or Rule 144A; or (ii) for the transfer by gift, will or intestate succession by the Seller to his spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 3.28 to the same extent as if the transferee were the Seller.

         Section 3.29 LEGENDS. It is understood that the instruments and certificates evidencing the Restricted Securities will bear the legends set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed by Template from any certificate or instrument evidencing Restricted Securities upon delivery to Template of an opinion by counsel, reasonably satisfactory to Template, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Template issued the Restricted Securities.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF TEMPLATE

  Template hereby represents and warrants to the Seller as set forth in this
                                  Article IV.

         Section 4.1 ORGANIZATION. Template is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         Section 4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement and of all of the documents and instruments required hereby are within the corporate power of Template. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Template and no other corporate proceedings on the part of Template are necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by Template and constitute or will constitute valid and binding agreements of Template enforceable against Template in accordance with their terms, subject to the Enforceability Exception.

         Section 4.3 CONSENTS AND APPROVALS; NO VIOLATIONS. No filing or registration with, and no permit, authorization, consent or approval of, any public body or authority is necessary or required in connection with the execution and delivery of this Agreement by Template or for the consummation by Template of the transactions contemplated by this Agreement. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Template will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Template; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Template is a party or by which Template or any of its properties or assets may be bound; or
(c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Template or any of their respective properties or assets except, in the case of subsection (b) and (c) above, for violations, breaches or defaults that would not in the aggregate have a Material Adverse Effect on the business, operations or financial condition of Template and that will not prevent or delay the transactions contemplated hereby.

         Section 4.4      CAPITALIZATION.

                 (a) Template's entire authorized equity capitalization consists of (i) 17,000,000 shares of Template Common Stock, of which 4,222,008 shares are issued and outstanding, and (ii) 3,000,000 shares of Template Preferred Stock, of which no shares are issued and outstanding.

                 (b) All issued and outstanding shares of Template Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and are free of preemptive rights. Except as set forth on
Schedule 4.4(b), Template has never declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of its capital stock, issued any of its capital stock or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action.

                 (c) There are no outstanding options, warrants, subscriptions or other rights to purchase or acquire any capital stock of Template other than as set forth on Schedule 4.4(c), and there are no contracts, commitments, understandings, arrangements or restrictions by which Template is bound to sell or issue any shares of its capital stock or any such options, warrants and rights. Except as set forth on Schedule 4.4(c), no Person has any preemptive rights to acquire shares of Template Capital Stock. Template has delivered to the Seller complete and correct copies of its Articles of Incorporation and Bylaws, in each case as currently in effect and amended to the date of this Agreement.

                 (d) All shares of Template Common Stock have been issued in full compliance with the registration and prospectus delivery requirements of the 1933 Act or in compliance with applicable exemption therefrom, the registration and qualification requirements of all applicable securities laws of states of the United States and all other provisions of applicable securities laws of States of the United States, including, without limitation, anti-fraud provisions.

         Section 4.5      SUBSIDIARIES AND AFFILIATES.  Except as set forth on
Schedule 4.5, Template does not own any capital stock or other equity securities of any other corporation and does not have any other corporation and does not have any other type of ownership interest in any other corporation, partnership, joint venture or other business organization or entity.

         Section 4.6 FINANCIAL STATEMENTS. The audited financial statements of Template for the fiscal year ended November 30, 1995, including all notes thereto, and the unaudited financial statements for the eleven months ended October 31, 1996, each of which is attached hereto as Schedule 4.6 (collectively, the "Template Financial Statements"), taken as a whole, fairly present the financial position and results of operations of Template as of the dates thereof and for the periods then ended. The Template Financial Statements have been prepared in accordance with the generally accepted accounting principles, as in effect in the United States, consistently applied throughout and among the periods indicated.

         Section 4.7 BROKERAGE FEES AND COMMISSIONS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Template.

         Section 4.8 FINAL PROSPECTUS. The Final Prospectus is true and complete in all material respects.

                                   ARTICLE V
                       COVENANTS; CONCURRENT DELIVERABLES

         Section 5.1 PUBLIC ANNOUNCEMENTS. Template and the Seller will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the Acquisition and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party reasonably objects, except as may be required by law.

         Section 5.2 NO SOLICITATION. For a period commencing on the date hereof and ending on the earlier of (i) the date three (3) years after the date of the Closing, and (ii) the date of the termination of this Agreement, the Seller shall not directly or indirectly solicit, contract with or employ any employee of Krystal.

         Section 5.3 LEASE EXTENSION. Contemporaneously with the execution and delivery hereof, Krystal has received from the Lease Extension.

         Section 5.4      INDEMNIFICATION AND ESCROW AGREEMENT.
Contemporaneously with the execution and delivery hereof, Template and the Seller have executed and delivered to each other the Indemnification and Escrow Agreement.

         Section 5.5 REGISTRATION RIGHTS AGREEMENT. Contemporaneously with the execution and delivery hereof, Template and the Seller have executed and delivered to each other the Registration Rights Agreement.

         Section 5.6 ASSIGNMENT OF INDEBTEDNESS. Contemporaneously with the execution and delivery hereof, the Seller has executed and delivered to Template the Assignment of Indebtedness.

         Section 5.7 CERTIFICATE OF TRANSFER. Contemporaneously with the execution and delivery hereof, the Seller has executed and delivered to Template the Certificate of Transfer.

         Section 5.8      CONDUCT OF BUSINESS OF KRYSTAL.

                 (a) Except for actions specifically permitted by this Agreement, during the period from the date of this Agreement to the Closing, Seller will conduct the operations of Krystal according to its ordinary and usual course of business and consistent with past practice, and will use, Krystal's reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having material business relationships with Krystal.

                 (b) Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Closing, Seller will not, without the prior written consent of Template:

                          (i)     amend the Statuts of Krystal;

                          (ii) authorize for issuance or issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of any class or any other securities;

                          (iii) split, combine or reclassify any shares of Krystal's capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Krystal's capital stock, or redeem or otherwise acquire any of Krystal's securities;

                          (iv) except in the ordinary course of business (1) incur or assume any indebtedness for borrowed money not currently outstanding, (2) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any Person, (3) make any loans, advances or capital contributions to, or investments in, any other Person (other than customary loans or advances to employees in accordance with past practice), or (4) enter into any contract or agreement other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement;

                          (v) make any tax election or settle or compromise any material federal, state, local or foreign tax liability;

                          (vi)    agree in writing or otherwise to take any of
the foregoing actions.

         Section 5.9      NO SOLICITATION, ETC.

                 (a) Krystal shall not, after the date hereof, directly or indirectly, through any officer, director, shareholder, employee, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to (i) any purchase or other acquisition of all or a substantial portion of the assets of, or any equity interest in, Krystal, or
(ii) any business combination with Krystal (a "Competing Transaction"), or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

                 (b) Notwithstanding anything in this Agreement to the contrary, if Krystal shall receive a written proposal relating to a Competing Transaction with a third party that, in the written opinion of counsel to Krystal (a copy of which opinion shall concurrently be delivered to Template), the Board of Directors of Krystal is obligated by principles of fiduciary duty to consider, Krystal (i) may, without violating this Agreement, thereafter furnish information to, and may enter into negotiations with, such third party, and (ii) may, if Krystal's Board of Directors determines that such Competing Transaction is in the best interests of the Sellers, terminate this Agreement and enter into an agreement with respect to such Competing Transaction. Krystal immediately shall notify Template of any proposal relating to a Competing Transaction, or if any inquiry or contact with any person with respect thereto is made, and shall immediately deliver to Template copies of any such written proposal or offer and any communications by Krystal in response thereto.

         Section 5.10 BEST EFFORTS. Subject to the terms and conditions herein provided and, with respect to Template and Seller, subject to any fiduciary obligations under applicable law as advised in writing by counsel, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

         Section 5.11 CONSENTS. Template and Seller each will use their best efforts to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

         Section 5.12     DELIVERY OF UPDATED SCHEDULES.  No earlier than ten
(10) nor fewer than five (5) days before the date scheduled for the Closing, Seller and Template shall correct and supplement in writing any information furnished on the Schedules that, to the Knowledge of Seller or Template, respectively, is incorrect or incomplete, and promptly shall furnish such corrected and supplemented information to the other, so that such information shall be correct and complete at the time such updated information is so provided. Thereafter, until the Closing, the Seller and Template shall notify the other in writing of any changes or supplements to the updated information needed, to the Knowledge of Seller or Template, respectively, to make such information correct and complete at all times prior to and as of the Closing. The parties acknowledge and agree that the furnishing of such corrected and supplemental information, in and of itself, shall not create any presumption that such information constitutes or evidences the existence of a material change or any breach or violation by Seller or Template of any provision of this Agreement, it being understood that any determination as to whether such a breach or violation exists shall be made on the basis of any and all relevant information, which may include information as is so furnished under this
Section 5.13.


                                   ARTICLE VI
            CONDITIONS PRECEDENT TO CONSUMMATION OF THE ACQUISITION

         Section 6.1 CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT THE ACQUISITION. The respective obligation of each party to consummate the Acquisition is subject to the satisfaction at or prior to the Closing of the following conditions precedent:

                 (a) no order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court of law of competent jurisdiction or any French or United States governmental authority which prohibits the consummation of the Acquisition;

provided, however, that the parties hereto shall use their best efforts to have any such order, decree or injunction vacated or reversed; and

                 (b) all necessary approvals, clearances and consents of governmental and regulatory authorities required to be obtained by Seller or Template in connection with the Acquisition and all material approvals and consents of third parties that are required to be obtained in connection with the transactions contemplated by this Agreement shall have been procured.

         Section 6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF TEMPLATE. The obligations of Template to consummate the Acquisition are subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

                 (a) the representations and warranties of Krystal and the Seller contained in Article III shall be true and correct in all material respects when made and at and as of the Closing with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein;

                 (b) Seller shall, in all material respects, have performed all obligations and complied with all covenants contemplated herein that are necessary to be performed or complied with by it on or before the Closing;

                 (c) Template shall have received a certificate of the President of Krystal, in form satisfactory to counsel for Template, certifying fulfillment of the matters referred to in paragraphs (a) and (b) of this
Section 6.2;

                 (d) Template shall have (i) received all requisite consents of third parties to the transactions contemplated by this Agreement; and (ii) completed to its satisfaction a complete review of the matters disclosed on the Schedules hereto;

                 (e) all proceedings, corporate or other, to be taken by Seller in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Template and its counsel, and Seller shall have made available to Template for examination the originals or true and correct copies of all documents that Template shall have reasonably requested in connection with the transactions contemplated by this Agreement;

                 (f) there shall be no liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests or other matters affecting the assets of Krystal;

                 (g) the Seller shall have delivered to Template the Certificate of Transfer and documentation with respect to the transfer of the Assigned Indebtedness;

                 (h) Krystal shall have received from Brial the Lease Extension in form and substance reasonably acceptable to Template.

                 (i) Template shall have received the Indemnification and Escrow Agreement duly executed by Seller.

         Section 6.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligation of the Seller to consummate the Acquisition is subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

                 (a) the representations and warranties of Template contained in Article IV shall have been true and correct in all material respects when made, and such representations and warranties shall be true and correct in all material respects at and as of the Closing with the same force and effect as if those representations and warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein);

                 (b) Template shall, in all material respects, have performed all obligations and complied with all covenants contemplated herein that are necessary to be performed or complied with by it on or before the Closing;

                 (c) the Seller shall have received a certificate of the President of Template, in form satisfactory to counsel for the Seller, certifying fulfillment of the matters referred to in paragraphs (a) and (b) of this Section 6.3;

                 (d) all proceedings, corporate or other, to be taken by Template in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Seller and Seller's counsel, and Template shall have made available to Seller for examination the originals or true and correct copies of all documents that Seller shall have reasonably requested in connection with the transactions contemplated by this Agreement; and

                                  ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

         Section 7.1 TERMINATION. This Agreement may be terminated and the Acquisition contemplated hereby may be abandoned at any time prior to the
Closing:

                 (a)      by mutual written consent of Template and the Seller;

                 (b) by Template and the Seller, if the Closing shall not have occurred on or before May 3, 1997 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Closing to occur on or before such date);

                 (c) by Template if prior to the Closing,the Board of Directors of Krystal shall have withdrawn or modified in a manner adverse to Template its approval or recommendation of the Acquisition, or shall have recommended another offer or shall have resolved to do any of the foregoing;

                 (d)      by Krystal pursuant to Section 5.9;

                 (e) by Template or the Seller, if any governmental or regulatory consent or approval required for the consummation of the transactions contemplated hereby is denied by or in a final order or other final action issued or taken by the appropriate governmental or regulatory authority, agency or similar body; or

                 (f) by Template or the Seller, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Acquisition and such order, decree, ruling or other action shall have become final and nonappealable.

         Section 7.2 EFFECT OF TERMINATION. If this Agreement is so terminated and the Acquisition is not consummated, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of the last sentence of Section 5.9 and this Section 7.2. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement.

         Section 7.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

         Section 7.4 EXTENSION; WAIVER. At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto; or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII
                                 MISCELLANEOUS

         Section 8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants made herein shall survive beyond the Closing for a period of six (6) months, unless a current and existing statute or law (e.g. tax, social security and customs matters) extends that period; in which case the claim will survive for the duration of the period as specified in the statute or law. In any case, no claim shall survive more than ten (10) years.

         Section 8.2 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise; provided, however, that Template may assign its rights and obligations under this Agreement to any direct or indirect affiliate or subsidiary of Template.

         Section 8.3 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                 if to Template:

                          Template Software, Inc.
                          45365 Vintage Park Plaza
                          Dulles, Virginia  20166
                          Telecopier:      (703) 318-8325
                          Attention:       Mr. E. Linwood Pearce
                                           Chief Executive Officer

                 with a copy to:

                          Hunton & Williams
                          1751 Pinnacle Drive, Suite 1700
                          McLean, Virginia  22102
                          Telecopier:      (703) 714-7410
                          Attention:       Joseph W. Conroy, Esquire

                 if to the Seller:

                          Alain Kuhner
                          5 avenue Franco-Russe
                          75007 Paris
                          France

                 with a copy to:

                          Maitre Jean-Charles DeBain
                          74 avenue Paul Doumer
                          75116 Paris
                          France
                          Telecopier: 011-33-1-4503-1112

or to such other address or telecopier number as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         Section 8.4 GOVERNING LAW; ARBITRATION. This Agreement and the transactions contemplated thereby would be governed by the laws of the Commonwealth of Virginia, except for matters relating to the corporate existence and governance of Krystal and the taxation of the Seller which would be governed by the laws of the Republic of France. All disputes between the parties shall be formally settled in Belgium under the rules of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the state rules.

         Section 8.5 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 8.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 8.7 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same agreement.

         Section 8.8 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         Section 8.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 8.10 EXPENSES. Each party shall bear the burden of its own expenses (including without limitation legal and accounting expenses) in connection with the transactions contemplated by this Agreement.





                           [SIGNATURES PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf by its duly authorized officer, all as of the day and year first above written.

                                           TEMPLATE

                                           TEMPLATE SOFTWARE, INC.



                                           By: /s/ E. LINWOOD PEARCE
                                              ----------------------------------
                                                   E. Linwood Pearce
                                                   Chief Executive Officer

                                           SELLER



                                           By: /s/ ALAIN KUHNER
                                              ----------------------------------
                                                   Alain Kuhner

                                   EXHIBITS

Exhibit A                Form of Assignment of Indebtedness
Exhibit B                Form of Certificate of Transfer
Exhibit C                Final Prospectus
Exhibit D                Form of Indemnification and Escrow Agreement
Exhibit E                Form of Registration Rights Agreement
Exhibit F                Form of Lease Extension


                              KRYSTAL SCHEDULES

Schedule 3.2(b)          Dividends, Distributions and Recapitalizations
Schedule 3.2(c)          Warrants, Options and Grants
Schedule 3.2(d)          Securities Law Compliance
Schedule 3.3             Subsidiaries
Schedule 3.5             Consents
Schedule 3.6             Krystal Financial Statements
Schedule 3.7             Absence of Certain Events
Schedule 3.8             Litigation
Schedule 3.9             Employee Matters; Employee Benefit Plans
Schedule 3.10            Tax Matters
Schedule 3.11            Real Property
Schedule 3.12            Environmental Matters
Schedule 3.13            Insurance
Schedule 3.14            Compliance with Laws
Schedule 3.15            Absence of Undisclosed Liabilities; Outstanding Brokerage Fees
Schedule 3.16            Intangible Assets
Schedule 3.17            Software
Schedule 3.18            Tangible Assets
Schedule 3.19            Licenses
Schedule 3.20            Contracts

                              TEMPLATE SCHEDULES

Schedule 4.4(b)          Dividends, Distributions and Recapitalizations
Schedule 4.4(c)          Warrants and Options
Schedule 4.5             Subsidiaries
Schedule 4.6             Financial Statements